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                                   Exhibit 23



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-8 (333-89485) filed on or about October 21, 1999 of UNB Corp. of our report dated January 21, 2000 related to the consolidated balance sheets of UNB Corp. as of December 31, 1999 and 1998 and the related consolidated statements of income, shareholders's equity and cash flows for the three years in the period ended December 31, 1999, which report is included in this Form 10-K.






                                                /s/ Crowe Chizek and Company LLP
                                                --------------------------------
                                                Crowe Chizek and Company LLP


Cleveland, Ohio
March 27, 2000